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                                   EXHIBIT 10.45

               FIRST AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This First Amended and Restated Loan and Security Agreement (this "AGREEMENT"), dated as of February 1, 1999, is entered into by and between Waste Recovery, Inc., a Texas corporation ("WRI"), and Waste Recovery - Illinois Partnership, an Illinois general partnership (the "Partnership," and together with WRI, the "COMPANIES"), and Fidelity Funding, Inc., a Texas corporation ("FIDELITY"). In consideration of the mutual covenants and agreements contained herein, the Company and Fidelity hereby agree as follows:

     SECTION 1.     DEFINITIONS AND RULES OF CONSTRUCTION.

     1.1 When used herein, the following terms shall have the following meanings:

     "ACCOUNT" means the right of a Company to payment for goods sold or leased or for services rendered by such Company which is not evidenced by an instrument or chattel paper, whether or not earned by performance.

     "ACCOUNT DEBTOR" means the Person obligated to make payment on an Account.

     "ADVANCE" has the meaning given to it in Section 2.1.

     "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, or is controlled by or under common control with, such Person.

     "ATLANTA FACILITY" means WRI's place of business located at 1593 Huber Street, N.W., Fulton County, Atlanta, Georgia 30318

     "BAYTOWN FACILITY" means WRI's place of business located at 5302 Wade Road, Harris County, Baytown, Texas 77520.

     "BORROWING BASE" means, with respect to either Company, an amount, determined by Fidelity from time to time, equal to 80% of the face amount of Eligible Accounts of such Company. Fidelity may change the percentage of Eligible Accounts constituting the Borrowing Base of either Company from time to time based upon dilution and other factors deemed appropriate by Fidelity.

     "BORROWING BASE CERTIFICATE" means a certificate in the form attached hereto as Exhibit A, duly executed by an authorized officer of the applicable Company.

     "CAPITAL EXPENDITURES" means, for any period, the aggregate expenditures by WRI during such period that are classified as capital expenditures in accordance with GAAP.

     "CASH COLLATERAL" has the meaning given to it in Section 7.

     "COLLATERAL" has the meaning given to it in Section 6.

     "CONCENTRATION LIMIT" means, as of any date, an amount equal to 20% of the face amount of Eligible Accounts of both Companies outstanding on such date.

     "CONTRACT RATE" means, prior to the occurrence of an Event of Default or an event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, a rate of interest equal to the lesser of (a) the Prime Rate in effect from time to time plus 3.00% per annum and (b) the maximum rate

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permitted by applicable law and means, after the occurrence of an Event of
Default or an event or circumstance that would, with the giving of notice, the passage of time or both, constitute an Event of Default, a rate of interest equal to the lesser of (x) the Prime Rate in effect from time to time plus 8.00% per annum and (y) the maximum rate permitted by applicable law. The Contract Rate shall be automatically increased or decreased, as the case may be, without notice to the Companies from time to time as of the effective date of each change in the Prime Rate.

     "CURRENT ASSETS" means, as of any date (determined on a consolidated basis, without duplication), only those assets of WRI that may, in the ordinary course of business, be converted into cash within a period of one year from such date, but excluding (a) amounts due from employees, officers, shareholders or directors of WRI, (b) prepaid expenses for services or for supplies that are not purchased for resale, (c) amounts due from any insurance company as business interruption insurance or fire and casualty insurance, and (d) amounts due from Affiliates of WRI.

     "CURRENT LIABILITIES" means, as of any date (determined on a consolidated basis, without duplication), all Obligations of WRI, including, for this purpose, the Advances, that are due within one year from such date.

     "DCR REQUIREMENT" means (i) with respect to any date on or after January 1, 1999, but on or prior to March 31, 1999, 0.35 to 1.00, (ii) with respect to any date on or after April 1, 1999, but on or prior to June 30, 1999, 0.50 to 1.00, (iii) with respect to any date on or after July 1, 1999, but on or prior to December 31, 1999, 1.00 to 1.00, and (iv) with respect to any date on or after January 1, 2000, 1.10 to 1.00.

     "DEBT" means, with respect to any Person, all indebtedness, obligations and liabilities of such Person, including without limitation: (a) all liabilities which would be reflected on a balance sheet of such Person prepared in accordance with GAAP, (b) all obligations of such Person in respect of any guaranty of any Debt of another Person, and (c) all obligations, indebtedness and liabilities secured by any lien on or security interest in any property or assets of such Person.

     "DEBT SERVICE COVERAGE RATIO" means, as of any date (determined on a consolidated basis, without duplication), the ratio of EBITDA for the twelve-month period ending on such date (or, in the case of any date prior to December 31, 1999, the ratio of EBITDA for the period from January 1, 1999 through such date, annualized) to the sum of (a) the Interest Expense incurred by WRI during the twelve-month period ending on such date (or, in the case of any date prior to December 31, 1999, the Interest Expenses incurred by the Company during the period from January 1, 1999 through such date, annualized) (b) all scheduled principal payments on all Debt for money borrowed or assets financed under capitalized leases by WRI (including the Obligations) for the twelve-month period beginning on such date (including all scheduled principal payments on Debt expected to be incurred during such period).

     "EBITDA" means, for any period, the sum (determined without duplication, on a consolidated basis and in accordance with GAAP) of (a) WRI's net income (or net loss) (including gains and losses from the sales of assets in the ordinary course of business) for such period before provisions for income taxes, (b) the Interest Expense of WRI for such period, and (c) any depreciation or amortization expenses incurred by WRI in determining its net income (or net loss) for such period.

     "ELIGIBLE ACCOUNTS" means, at the time of determination thereof, all Accounts other than (i) any Account which is payable more than 30 days from invoice date, (ii) any Account which has been outstanding for more than 90 days from invoice date, (iii) any Account as to which Fidelity does not have a valid and perfected, first priority security interest, (iv) to the extent that the aggregate outstanding Accounts owed by any single Account Debtor exceeds the Concentration Limit, any Account owed by such Account Debtor, (v) any Account that is owed by an Account Debtor that is an Affiliate of either Company or an officer or employee of either Company, (vi) any Account that arises out of a sale made or services performed outside of the United States or that is owed by an Account Debtor located outside the United States, (vii) any Account that is owed by a creditor or supplier of either Company or with respect to which any defense, counterclaim or right of set off has been asserted, (viii) any Account owed by an Account Debtor if more than 25% (in dollar amount) of such Account Debtor's Accounts owed to either

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Company have been outstanding more than 90 days from invoice date, (ix) any
Account that is owed by the United States or any department, agency or instrumentality thereof, unless the right to payment under such Account is assigned to Fidelity as Collateral in full compliance with the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727), and (x) any Account that has not been approved by Fidelity for inclusion in the Borrowing Base.

     "ELIGIBLE MACHINERY AND EQUIPMENT" means, at the time of determination, all machinery and equipment that (i) are owned by WRI, are located at the Atlanta Facility or the Baytown Facility and, if located on leased or mortgaged premises, are subject to the terms of a lien waiver letter executed by the landlord or mortgagee of such premises if deemed necessary by Fidelity in its sole discretion, (ii) are not on lease or consignment to any Person,
(iii) are subject to an enforceable, first priority, perfected security interest in favor of Fidelity, (iv) are not, in the opinion of Fidelity, damaged or obsolete, (v) are not fixtures, and (vi) have been approved by Fidelity as Eligible Machinery and Equipment.

     "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, regulations, rules, orders, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants or industrial, toxic or hazardous substances into the environment, or otherwise relating to the manufacture, processing, treatment, transport or handling of pollutants or industrial, toxic or hazardous substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA PLAN" means any pension benefit plan subject to Title IV of ERISA maintained by a Company or any Affiliate thereof with respect to which such Company has a fixed or contingent liability.

     "EVENT OF DEFAULT" has the meaning given it in Section 9.

     "FACILITY LIMIT" means $3,500,000.

     "GAAP" means generally accepted accounting principles and practices as promulgated by the American Institute of Certified Public Accountants, applied on basis consistent with past practices.

     "GUARANTOR DOCUMENTS" means the general continuing guarantees executed by each guarantor of the Obligations and all other documents and instruments executed and delivered in connection herewith or therewith.

     "INDEMNIFIED CLAIMS" means any and all claims, demands, actions, causes of action, judgments, liabilities, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including, without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with any investigation or defense) of every kind, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against or incurred or paid by any Indemnified Person at any time and from time to time, because of, resulting from, in connection with or arising out of any transaction, act, omission, event or circumstance in any way connected with the Collateral, the Transaction Documents or the Guarantor Documents (including but not limited to enforcement of Fidelity's rights thereunder or the defense of Fidelity's actions thereunder), excluding with respect to any Indemnified Persons, any of the foregoing resulting from such Indemnified Person's gross negligence or willful misconduct.

     "INDEMNIFIED PERSONS" means Fidelity and its officers, directors, shareholders, employees, attorneys, representatives and Affiliates.

     "INTANGIBLE ASSETS" means, WRI's assets as are treated as intangible pursuant to GAAP, including, without limitation: (a) obligations owing by officers, directors, shareholders, employees, subsidiaries, Affiliates or any Person in which any such officer, director, shareholder, employee, subsidiary, or Affiliate owns any interest and (b) any asset which is intangible or lacks intrinsic or marketable value or collectibility, including, without limitation,

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goodwill, noncompetition agreements, patents, copyrights, trademarks, franchises, organization or research and development costs, which in the case of WRI, shall be determined on a consolidated basis, without duplication.

     "INTEREST EXPENSE" means, for any period, all interest charges paid or accrued by WRI on a consolidated basis, with duplication, in accordance with GAAP during such period.

     "INVENTORY" means all goods, now owned or hereafter acquired by a Company, wherever located, that are held for sale or lease or are to be furnished under any contract of service (including, but not limited to raw materials, work in process, finished goods and materials used or consumed in the manufacture or production thereof, goods in which a Company has an interest in mass or a joint or other interest or rights of any kind, and goods which have been returned to or repossessed or stopped in transit by a Company).

     "NET PROFIT" means, for any period, WRI's net income after tax for such period determined on a consolidated basis, without duplication, and in accordance with GAAP.

     "NEW TERM ADVANCE" has the meaning given to it in Section 2.6.

     "OBLIGATIONS" means all indebtedness, obligations and liabilities of either Company to Fidelity arising under the Transaction Documents, and all other indebtedness, obligations and liabilities of either Company to Fidelity, whether presently existing or hereafter arising, direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to Fidelity or to a third party and subsequently acquired by Fidelity.

     "OLD TERM ADVANCE" has the meaning given to it in Section 2.6.

     "PERSON" means any individual, corporation, joint venture, partnership, trust, unincorporated organization or governmental entity or agency.

     "PRIME RATE" means the rate per annum published from time to time by THE WALL STREET JOURNAL as the base rate for corporate loans at large commercial banks (or, if more than one such rate is published, the higher or highest of the rates so published). If such rate is no longer published by THE WALL STREET JOURNAL, then Fidelity shall, in its sole discretion substitute the base or prime rate for corporate loans at a large commercial bank for the base rate published in THE WALL STREET JOURNAL. Such rate may not necessarily be the lowest or best rate actually charged to any customer of such commercial bank.

     "PROPORTIONATE SHARE" means, with respect to any Company and as of any date, the ratio obtained by dividing (a) the outstanding principal balance of the Advances, if any, and the Term Advance to such Company as of such date, by (b) the sum of the outstanding principal balance of all Advances and Term Advances as of such date.

     "REMITTANCE ADDRESS" means such address as Fidelity shall direct the Companies from time to time in writing in accordance with the terms hereof.

     "SHAREHOLDERS EQUITY" means, as of any date, the sum of (a) the shareholders' equity of WRI as of such date determined in accordance with GAAP and (b) the then outstanding principal balance of any Debt of WRI subordinated to the Obligations pursuant to a subordination agreement acceptable to Fidelity between Fidelity and the Person to whom such Debt is owed, which shall be determined on a consolidated basis, without duplication.

     "TANGIBLE NET WORTH" means, as of any date, the amount obtained by subtracting WRI's Intangible Assets as of such date from WRI's Shareholders' Equity as of such date. In the case of WRI, "Tangible Net Worth" shall be determined on a consolidated basis, without duplication.

     "TANGIBLE NET WORTH REQUIREMENT" means, (a) with respect to any date on or after the date hereof, but on or prior to December 31, 1998, negative $1,300,000, (b) with respect to any date on or after January 1, 1999, but on or prior to September 30, 1999, negative $1,900,000, (c) with respect to any date on or after October 1, 1999 but

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on or prior to March 31, 2000, negative $2,300,000,  and (d) for any date on or after April 1, 2000, the Tangible Net Worth Requirement as of the last day of the preceding calendar month plus $20,000.

     "TERM" has the meaning given to it in Section 11.4.

     "TERM ADVANCE" means the Old Term Advance or the New Term Advance.

     "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) of ERISA or
(ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA or (b) the withdrawal of either Company or any Affiliate of either Company from any ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(c) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "TRADEMARK SECURITY AGREEMENTS" means the separate Trademark Security Agreements, each dated as of November 6, 1998, between WRI and Fidelity, as amended, modified or otherwise supplemented from time to time.

     "TRANSACTION DOCUMENTS" means this Agreement, the Trademark Security Agreements and all other documents and instruments executed and delivered in connection herewith or therewith.

     "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

     "WORKING CAPITAL" means, as of any date, the excess of Current Assets over Current Liabilities as of such date.

     "WORKING CAPITAL REQUIREMENT" means (a) negative $5,300,000 until March 31, 2000 and (b) for any date on or after April 1, 2000, the Working Capital Requirement as of the last day of the preceding calendar month plus $20,000.

     1.2 Terms defined in the UCC and used but not defined herein shall have the meanings ascribed to them in the UCC.

     1.3 References herein to a particular agreement, instrument or document also shall be deemed to refer to and include all renewals, extensions and modifications of such agreement, instrument or document. All addenda, exhibits and schedules attached to this Agreement are a part hereof for all purposes. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     1.4 All interest accruing hereunder shall be calculated on the basis of actual days elapsed (including the first but excluding the last day) plus three business days and a year of 360 days. Unless otherwise expressly provided herein or unless Fidelity otherwise consents, all financial statements and reports furnished to Fidelity hereunder shall be prepared, and all financial computations and determinations pursuant hereto shall be made, in accordance with GAAP. All payments received by Fidelity after its internally established time for closing business on any business day shall be applied as of the next succeeding business day. Any payment which is due on a day which is not a business day shall instead be deemed to be due on the next succeeding business day, and interest thereon shall accrue and be payable at the then applicable rate during the time of such extension. Fidelity's records in respect of loans advanced, accrued interest, payments received and applied and other matters in respect of calculation of the amount of the Obligations shall be deemed conclusive absent demonstration of error. All statements of account rendered by Fidelity to the Companies relating to principal, accrued interest or costs owing by the Companies under this Agreement shall be presumed to be correct and accurate unless, within 30 days after receipt thereof, the Companies shall notify Fidelity in writing of any claimed error therein.
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     SECTION 2.     ADVANCES.

     2.1 Subject to the terms of this Agreement, including, without limitation, Section 3, Fidelity shall make advances to each Company (each an "Advance and collectively the "Advances") from time to time during the Term; provided, however, that the aggregate principal amount of Advances outstanding at any time to any Company shall not exceed such Company's Borrowing Base determined by Fidelity from time to time; and provided, further, however, that the aggregate principal amount of Advances outstanding at any time to the Companies shall not exceed the Facility Limit. Each Advance must be in a minimum amount of $5,000 or, if less, the unadvanced portion of the Borrowing Base. The Companies hereby agree to repay to Fidelity all Advances made to the Companies hereunder, together with interest thereon, in the manner provided herein. The principal owing hereunder in respect of the Advances at any given time shall equal the aggregate amount of Advances made hereunder minus all principal payments thereon received by Fidelity hereunder. Subject to the terms and conditions hereof, the Companies may borrow, repay and reborrow under this Agreement.

     2.2 Each request by the Company to Fidelity for an Advance hereunder must be in writing or promptly confirmed in writing. Each such written request or confirmation shall be accompanied by a "Borrowing Base Certificate" in the form attached hereto as Exhibit "A," together with such supporting information as Fidelity shall request, signed by an authorized representative of such Company.

     2.3 Promptly after receiving each Borrowing Base Certificate, Fidelity shall, based upon such Borrowing Base Certificate and such other information available to Fidelity, redetermine the applicable Borrowing Base, which redetermination shall take effect immediately and remain in effect until the next such redetermination. If all conditions precedent to any Advance requested have been met, Fidelity will on the date requested make such Advance available to the applicable Company by wire transfer to the account designated in writing by such Company. In the event Fidelity does not receive an appropriately completed Borrowing Base Certificate, Fidelity shall have no obligation to redetermine any Borrowing Base or make any additional Advances hereunder.

     2.4 If the aggregate unpaid principal balance of the Advances to either Company exceeds such Company's Borrowing Base at any time, the Companies shall, upon receipt of notice thereof from Fidelity, immediately repay the principal of the Advances in an amount at least equal to such excess. Any principal repaid pursuant to this Section 2.4 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Transaction Documents.

     2.5 The aggregate unpaid principal balance of the Advances plus all accrued but unpaid interest thereon shall be payable by the Companies to Fidelity on demand, or if no demand is made, on the last day of the Term.

     2.6 Fidelity previously has made a term advance (the "Old Term Advance") in the amount of $250,000 to WRI based upon WRI's Eligible Machinery and Equipment located at its Baytown Facility. The outstanding principal balance of the Old Term Advance on the date hereof is $236,111.12. Subject to the terms and conditions hereof, including, without limitation,
Section 3, Fidelity agrees to make a single term advance (the "New Term Advance") to WRI on the date hereof in the amount of $363,888.88 based upon WRI's Eligible Machinery and Equipment located at its Atlanta Facility. The Companies hereby agree to repay to Fidelity the Term Advances, together with interest thereon, in the manner provided herein. The principal owing hereunder in respect of the Term Advances at any given time shall equal the initial amount of the Term Advances made hereunder minus all principal payments thereon received by Fidelity hereunder. Amounts repaid in respect of the Term Advances may not be reborrowed hereunder.

     2.7 The request by WRI to Fidelity for the New Term Advance must be in writing. If all conditions precedent to the New Term Advance have been met, Fidelity will, on the date requested, make the New Term Advance available to WRI in immediately available funds by wire transfer to the account designated in writing by WRI.

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     2.8    The aggregate principal balance of the Term Advances plus all accrued but unpaid interest thereon shall be due and payable by the Companies to Fidelity on demand, or if no demand is made, as follows: the principal balance of the Term Advances shall be repaid in 38 equal monthly installments of $15,384.61, due and payable on the last day of each calendar month, commencing on February 28, 1999, and a final installment of the remaining principal balance of the Term Advance, due and payable on April 30, 2002; provided, however, that the remaining unpaid principal balance of the Term Advances and all accrued and unpaid interest thereon shall be due and payable on the earlier of (a) the payment of the remaining unpaid principal balance of the Advances and (b) the last day of the Term. The Term Advances may be prepaid in whole or part prior to maturity without penalty or premium. Any prepayment shall be applied to principal installments owed in respect of the Term Advances in reverse order of due dates.

     2.9 The Eligible Machinery and Equipment shall, at all times, have an appraised forced liquidation value of not less than 135% of the outstanding principal balance of the Term Advances. Fidelity may, from time to time, have the Eligible Machinery and Equipment appraised by an appraiser selected by Fidelity, and the Companies shall pay the costs of any such appraisal. If any such appraisal indicates that the forced liquidation value of the Eligible Machinery and Equipment is less than 135% of the outstanding principal balance of the Term Advances, the Companies shall, at Fidelity's option, either (a) grant a security interest to Fidelity in additional collateral satisfactory to Fidelity having a force liquidation value, which together with the forced liquidation value of the Eligible Machinery and Equipment, equals or exceeds 135% of the outstanding principal balance of the Term Advances or (b) immediately pay down the outstanding principal balance of the Term Advances, plus all accrued interest on the amount prepaid, to an amount equal to 135% of the forced liquidation value of the Eligible Machinery and Equipment.

     2.10 The aggregate unpaid principal balance of all Advances and the Term Advances shall bear interest at the Contract Rate in effect from time to time. Except as provided in Section 2.5 and Section 2.8, all accrued but unpaid interest thereon shall be due and payable by the Companies to Fidelity on the last day of each calendar month.

     2.11 The Companies shall pay to Fidelity monthly facility fee in the amount of $7,083.33 per month, due and payable on the first day of each calendar month, commencing with March 1, 1999, and ending with November 1, 1999, and (b) an annual facility fee in the amount of 1.00% of the Facility Limit, payable on each November 6 during the Term, commencing with November 6, 1999. The Companies hereby authorize Fidelity, at its sole discretion, to deduct any facility fee from any Advance or the Term Advance hereunder.

     2.12 Subject to the limitations set forth in Section 2.17, the Companies shall pay to Fidelity a minimum usage fee (in this section called the "Minimum Usage Fee") for each calendar month (or fraction thereof, on a prorated basis) during the Term in an amount equal to the difference (if positive) between (a) the aggregate income Fidelity would earn during such calendar month (or fraction thereof, on a prorated basis) pursuant to Section
2.10 (excluding any income earned on any Term Advance) if the aggregate principal amount of all Advances outstanding and owing by the Companies is $1,000,000 MINUS (b) the aggregate income earned by Fidelity during such calendar month (or fraction thereof, on a prorated basis) pursuant to Section
2.10 (excluding any income earned on any Term Advance) . The Minimum Usage Fee for each calendar month shall be due and payable on the first day of the next calendar month.

     2.13   In addition to, and not in lieu of, any termination fee required by
Section 11.4, the Companies shall pay to Fidelity a liquidation fee (in this section called the "Liquidation Fee") in the amount of 5.00% of the face amount of each Eligible Account included in the Borrowing Base that is outstanding at any time during the Liquidation Period (as defined below). The Liquidation Fee shall be payable on the earlier to occur of (i) the date on which Fidelity collects the applicable Eligible Account and (ii) the ninetieth day after the invoice date of the applicable Eligible Account. For purposes of this section, the term "Liquidation Period" means a period beginning on the earliest of (i) the date of commencement against or by either Company of any voluntary or involuntary case under the federal Bankruptcy Code, (ii) the date of any general assignment by either Company for the benefit of its creditors; (iii) the date of any appointment or taking possession by a receiver, liquidator, assignee, custodian or similar official of all or a substantial part of either Company's assets, or (iv) the date of the cessation of business of either Company (other than in connection with the sale of substantially all of the assets of either Company, provided that Fidelity consented in writing to such sale prior thereto), and ending on the date on which Fidelity has actually received all fees, costs, expenses and other amounts owing to it hereunder.

     2.14 The Companies shall pay to Fidelity a fee of $10,000 plus out-of-pocket expenses to cover the charges of Fidelity's counsel for the negotiation, preparation, execution and delivery of the Transaction Documents. Such fee shall be due and payable as follows: $2,500 on each of February 1, March 1, April 1 and May 1, 1999. In addition, the Companies shall pay or reimburse Fidelity upon demand for (a) all other costs and expenses incurred by Fidelity in connection with its due diligence review of the Companies and the closing of the transactions contemplated hereby, and
(b) all reasonable attorney's fees, court costs and other expenses incurred by Fidelity (whether or not litigation is commenced or judgment issued, and if litigation is commenced whether at trial or any appellate level) in connection with the enforcement by Fidelity of this Agreement or any other Transaction Document, the protection or enforcement of Fidelity's interest in the Collateral, the collection by Fidelity of the Collateral, or the representation of Fidelity in connection with any bankruptcy case or insolvency proceeding involving either Company, the Collateral, or any Account Debtor, including, without limitation, any representation involving relief from a stay motion, a cash collateral dispute, an assumption or rejection motion or a dispute concerning any proposed disclosure statement and plan proposed in any such proceeding.

     2.15 Fidelity shall be entitled to collect upon demand its normal and customary charges for the following routine services provided or obtained in the course of performing its functions with respect to the Collateral: appraisals, lock box charges, credit reports, wire transfers, overnight mail delivery, and UCC, judgment, litigation and tax lien searches and filings.

     2.16 All interest, fees and other amounts due to Fidelity pursuant to this Section 2 shall be payable on demand, and may, in Fidelity's sole discretion, be deducted from any Advance or Term Advance or paid from the Cash Collateral.

     2.17 Subject to the limitations contained in Section 2.18, the Companies shall pay to Fidelity, as supplemental interest, an annual fee of $50,000. Such annual fees shall be fully-earned on the date hereof, shall be due and payable, in arrears, on each May 5, commencing with May 5, 2000, during the Term and on the last day of the Term, and shall not be subject to proration for any partial year during the Term. The Companies hereby authorize Fidelity, at its sole discretion, to deduct any such fee from any Advance or the Term Advance hereunder.

     2.18 As provided in Section 11.10, it is the intention and agreement of the Company and Fidelity that all matters or issues relating to usury or the maximum charges allowable by law for the use, detention or forbearance of money be governed by the laws of the State of Georgia. The parties hereto intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof, the parties hereto stipulate and agree that none of the terms and provisions contained in this Agreement or any other Transaction Document or Guarantor Document shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. None of the Companies, any present or future guarantor or any other Person hereafter becoming liable for the payment of the Obligations, shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this paragraph shall control over all other provisions of the Transaction Documents and Guarantor Documents which may be in conflict therewith. If any indebtedness or obligation owed by the Companies under any Transaction Document is prepaid or accelerated and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or Fidelity shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on all or any part of such obligations to an amounts in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related indebtedness or obligations or, at Fidelity's option returned to the Companies or the other payor thereof upon such determination. In determining whether or not any amount paid or payable, under any circumstance, exceeds the maximum amount permitted under applicable law, Fidelity and the Companies shall to the greatest extent permitted under applicable law, characterize any non-principal payment as an expense, fee or premium rather than as interest, and amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of this Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Rate from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. If at any time the rate at which interest is payable hereunder exceeds the Maximum Rate, the amount outstanding hereunder shall bear interest at the Maximum Rate only, but shall continue to bear interest at the Maximum Rate until such time as the total amount of interest accrued hereunder equals (but does not exceed) the total amount of interest which would have accrued hereunder had there been no Maximum Rate applicable hereto. As used in this paragraph, (i) the term "applicable law" means the laws of the State of Georgia or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future, and (ii) the term "MAXIMUM RATE" means, at the time of determination, the maximum rate of interest which, under applicable law, may then be charged hereunder.

     SECTION 3. CONDITIONS PRECEDENT.

     3.1 This Agreement shall not become effective, and Fidelity shall not be obligated to make any Advance or Term Advance hereunder (including the first), until it shall have received the following documents, duly executed in form and substance satisfactory to Fidelity and its counsel:

     (a) confirmation of the general continuing guarantees of the Obligations executed by Waste Recovery-Illinois, L.L.C. and Domino Salvage, Tire Division, Inc., respectively;

     (b) certificates executed by the President and the Secretary of each Company certifying (i) the names and signatures of the officers of such Company authorized to execute Transaction Documents, (ii) the resolutions duly adopted by the Board of Directors of such Company authorizing the execution of the Transaction Documents to which such Company is a party, and (iii) correctness and completeness of the copy of the bylaws or partnership agreement, as applicable, of such Company attached thereto;

     (c) a certificate executed by the President and the Chief Financial Officer/Treasurer of each Company certifying the satisfaction of the conditions set forth in this Section 3;

     (d) certificates regarding the due formation, valid existence and good standing of each Company (or each partner thereof, in the case of the Partnership) in the state of its organization issued by the appropriate governmental authorities in such jurisdiction;

     (e) a landlord agreement with Southern Metal Finishing Company, Inc. whereby it subordinates any security interest that it may have in the Collateral to Fidelity's security interest therein;

     (f) a favorable opinion of counsel for the Companies and each guarantor of the Obligations covering such matters as Fidelity may reasonably request;

     (g) endorsements naming Fidelity as an additional insured or loss payee, as appropriate, on all liability insurance and all property insurance policies of each Company;

     (h) an appraisal of WRI's Eligible Machinery and Equipment located at the Atlanta Facility performed by an appraiser selected by Fidelity in its sole and absolute discretion showing that the forced liquidation value of such Eligible Machinery and Equipment is at least $423,600; and

     (i) a release executed by The Bank of New York (as trustee for the Development Authority of Fulton County, Georgia) releasing any liens or security interest that it may have in the assets and properties of WRI;

     (j) a mortgage agreement with Tire Lending Associates subordinating any interest that Tire Lending Associates may have in the Collateral to Fidelity's security interest therein; and

     (k) an estoppel letter from Waste Management regarding collection efforts to collect its agreed judgment against WRI.

     3.2 Fidelity shall not be obligated to make any Advance or Term Advance hereunder (including the first), unless: (i) all representations and warranties made by the Company in the Transaction Documents are true on and as of the date of such Advance or Term Advance as if such representations and warranties had been made as of the date of such Advance or Term Advance, (ii) each Company has performed and complied with all agreements and conditions required in the Transaction Documents to be performed or complied with by it on or prior to the date of such Advance or Term Advance, (iii) no Event of Default or any event or circumstance that, with the passage of time, the giving of notice or both, would become an Event of Default shall have occurred, (iv) such Advance or Term Advance shall not be prohibited by any law or any regulation or any order of any court or governmental agency or authority, (v) none of either Company or any guarantor shall have repudiated or made any anticipatory breach of any of its obligations under any Transaction Document, and (vi) Fidelity shall not have disapproved such Advance or Term Advance in whole or in part.

     3.3 Fidelity shall not be obligated to make the first Advance or the New Term Advance hereunder, unless, or contemporaneously therewith, WRI shall have sold its Portland, Oregon facility at a cash price of at least $750,000.

     SECTION 4. THE COMPANIES' REPRESENTATIONS AND WARRANTIES. Each Company represents and warrants to Fidelity on the date hereof, and shall be deemed to represent and warrant to Fidelity on each date on which an Advance or a Term Advance is made to either Company hereunder, that:

     4.1 Each Company is duly organized, validly existing and in good standing under the laws of the state of its organization, with all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to conduct its business as presently conducted. Each of WRI and each partner of the Partnership is duly qualified and authorized to do business as a foreign corporation and is in good standing in all states in which such qualification and good standing are necessary or desirable for the conduct by such Person of its business or the performance by such Person of its obligations hereunder. The execution, delivery and performance by each Company of this Agreement and the other Transaction Documents to which it is a party do not and will not constitute (a) a violation of any applicable law or such Company's articles or certificate of incorporation or bylaws or other constituent documents, as applicable, or (b) a material breach of any other document, agreement or instrument to which either Company is a party or by which either Company is bound. This Agreement and the other Transaction Documents to which either Company is a party have been duly authorized, executed and delivered by such Company, and are legal, valid and binding obligations of such Company enforceable against such Company in accordance with their terms. No consent of, approval by, registration or filing with or authorization from any governmental authority or agency is required in connection with the execution, delivery or performance by either Company of this Agreement or the other Transaction Documents to which it is a party.

     4.2 Except as described on Schedule 4.2 attached hereto, none of the Collateral is subject to any lien, encumbrance, security interest or other claim of any kind or nature, neither Company has transferred, sold, pledged or given a security interest in any of its Accounts, Inventory, machinery or equipment to anyone other than Fidelity, and there are no financing statements on file in any public office governing any property of either Company of any kind, real or personal, in which such Company is named in or has signed as the debtor.

     4.3 Except as described on Schedule 4.2 attached hereto, each Company is the sole owner and holder of, and has good and marketable title to, all Collateral purported to be owned by it. This Agreement creates a valid security interest in the Collateral in favor of Fidelity, and, except as described in Schedule 4.2 attached hereto, such security interest is a perfected, first-priority security interest in the Collateral superior to the rights of any other Persons therein.

     4.4 The amount of each Eligible Account of each Company is due and owing to such Company and represents an accurate statement of a bona fide sale, delivery and acceptance of Inventory or performance of service by such Company to or for an Account Debtor. The terms for payment of the Eligible Accounts are 30 days from date of invoice and the payment of the Eligible Accounts is not contingent upon the fulfillment by each Company of any further performance of any nature whatsoever. There are no set-offs, allowances, discounts, deductions, counterclaims against the Eligible Accounts or any claims by Account Debtors, of any kind whatsoever, valid or invalid, that have been or may be asserted as a basis for refusing to pay an Eligible Account, in whole or in part, either at the time it is accepted by Fidelity for inclusion in any Borrowing Base or prior to the date it is to be paid. To the best of each Company's knowledge, each Account Debtor's business is solvent. Each Company has served or caused to be served any and all preliminary notices required by law to perfect or enforce any mechanic's lien or stop notice or bonded stop notice for the Eligible Accounts of such Company and the information contained in those notices is true and correct to the best of such Company's knowledge.

     4.5 The addresses set forth in the perfection certificates delivered by each Company to Fidelity in connection herewith are, and for at least the last six months have been, the mailing addresses, the chief executive office, the principal place of business, the offices where all of the books and records concerning the Eligible Accounts are maintained and the location of all Collateral of the Companies. The Companies do not transact business, nor have they transacted business during the past five years, under any trade, fictitious or assumed name other than those set forth under each Company's signature hereon. During the past five years, neither Company has been a party to a merger or consolidation and has not acquired all or substantially all of the assets of any Person except as described on Schedule 4.5 attached hereto.

     4.6 Except as described on Schedule 4.6 attached hereto, each Company has filed all tax reports and returns required to be filed by it and has paid all federal, state and local taxes and governmental charges imposed upon such Company.

     4.7 Each Company is in compliance with ERISA, and is not required to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA. Each Company has conducted its business in compliance with all applicable laws, including but not limited to, applicable Environmental Laws, and maintains and is in compliance with all licenses and permits required under any such laws to conduct its business and perform its obligations hereunder. Neither Company has any known material contingent liability under any Environmental Law.

     4.8 At least 70% of the revenues of each Company are derived from tipping or tire disposal fees and not from the sale of tire-derived fuel.

     4.9 The application made by the Companies to Fidelity in connection with this Agreement and the statements made therein and in any materials furnished in connection therewith are true and correct as of the date hereof. All financial statements furnished by the Companies to Fidelity in connection with such application or hereunder have been prepared in accordance with GAAP and fairly present the financial condition and results of operations of the Companies as of the dates and for the periods indicated therein.

     4.10 There is no fact which the Companies have not disclosed to Fidelity in writing which could materially adversely affect the properties, business or financial condition of the Companies or any of the Collateral, or which it is necessary to disclose in order to keep the foregoing representations and warranties from being misleading.

     SECTION 5. COVENANTS OF THE COMPANIES. From the date hereof and until the payment and performance in full of all of the Obligations, each Company covenants with Fidelity that:

     5.1 Each Company shall preserve and maintain its corporate existence, good standing and authority to transact business in all jurisdictions where necessary for the proper conduct of its business, and shall maintain all of its properties, rights, privileges and franchises necessary or desirable in the normal conduct of its business.

     5.2 Each Company shall permit Fidelity and its representatives, including any appraisers, auditors and accountants selected by Fidelity, to inspect any of the Collateral at any time during normal business hours. In addition, Fidelity shall have the right, from time to time, to audit each Company's books and records during normal business hours. The Companies shall pay all costs associated with any such audits at the rate of $700 per day per auditor plus reasonable out-of-pocket expenses.

     5.3 Each Company shall maintain its books and records in accordance with GAAP. Each Company shall furnish Fidelity, upon request, such information and statements as Fidelity shall request from time to time regarding each Company's business affairs, financial condition and results of its operations. Without limiting the generality of the foregoing, each Company shall provide Fidelity, (i) on or prior to the 45th day after each month, unaudited financial statements with respect to such month, (ii) on or prior to the 60th day after each month, unaudited consolidated and consolidating financial statements with respect to such month, and (iii), within 90 days after the end of each of each Company's fiscal years, audited annual consolidated and consolidating financial statements, together with such certificates relating to the foregoing as Fidelity may request including, without limitation, a monthly certificate from the president and chief financial officer of each Company stating whether any Events of Default have occurred and stating in detail the nature thereof. Each Company shall provide Fidelity a Borrowing Base Certificate, appropriately completed and with all attachments, at any time that Fidelity shall request and on or before the last day of any calendar week in which such Company does not request an Advance. In addition, each Company shall furnish to Fidelity upon request a current listing of all open and unpaid accounts payable and accounts receivable, names, addresses and contact persons for Account Debtors, and such other items of information that Fidelity may deem necessary or appropriate from time to time. Each Company immediately shall notify Fidelity in writing upon becoming aware of the existence of any condition or circumstance that constitutes an Event of Default or that would, with the giving of notice, the passage of time or both, constitute an Event of Default. Any such written notice shall specify the nature of such condition or circumstance, the period of the existence thereof and the action that each Company proposes to take with respect thereto. Each Company, shall, within two business days after the filing or delivery thereof, deliver to Fidelity a copy of any report, statement or other filing made with the Securities Exchange Commission or provided to its stockholders generally.

     5.4 Each Company promptly shall notify Fidelity of any attachment or any other legal process levied against such Company and any action, suit, proceeding or other similar claim initiated against such Company.

     5.5 Each Company shall keep and maintain adequate insurance by insurers acceptable to Fidelity with respect to its business and all Collateral. Such insurance shall cover loss, damages and liability of amounts not less than reasonably requested by Fidelity and shall include, at a minimum, business interruption insurance, insurance for workers compensation, general premises liability, fire, casualty, theft and all risk. Each Company shall cause Fidelity to be an additional insured and loss payee under all policies of insurance covering any of the Collateral, to the extent of Fidelity's interest. The Companies shall deliver copies of each insurance policy to Fidelity upon request.

     5.6 The Companies shall file all tax reports and returns required to be filed by them in the manner and at the times required by applicable law, and shall pay all federal, state and local taxes and charges imposed upon the Companies when due (subject to any valid extension).

     5.7 Each Company shall comply with ERISA and shall not become required to contribute to any "multiemployee plan" as defined in Section 4001 of ERISA. Each Company shall conduct its business in compliance with all applicable laws, and shall maintain and comply with all licenses and permits required under any such laws to conduct its business and perform its obligations hereunder. Without limiting the generality of the foregoing, each Company shall comply with all Environmental Laws now or hereafter applicable to such Company and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations. Each Company promptly shall furnish to Fidelity all written notices of violation, complaints, penalty assessments, suits or other proceedings received by such Company with respect to any alleged violation of or non-compliance with any Environmental Laws.

     5.8 WRI shall not incur Capital Expenditures in excess of $500,000 in the aggregate during any fiscal year, excluding any such Capital Expenditures funded with the proceeds of any casualty or loss insurance.

     5.9 WRI shall maintain a Tangible Net Worth of not less than the Tangible Net Worth Requirement at all times.

     5.10 WRI shall maintain a Debt Service Coverage Ratio of not less than the DCR Requirement at all times on and after March 31, 1999.

     5.11 WRI's Net Profit for each fiscal year of WRI shall equal or exceed negative $1,000,000 for calendar year 1999 and $240,000 for each calendar year thereafter. WRI's Net Profit shall not be negative for any four or more consecutive calendar months beginning with March 1999.

     5.12 WRI shall maintain Working Capital of not less than the Working Capital Requirement at all times.

     5.13 Neither Company shall grant, create or allow to exist any security interest, lien or other encumbrance on any of the Collateral other than (a) the lien and security interest granted to Fidelity herein, (b) the security interests, liens or other encumbrances described on Schedule 4.2 attached hereto and any liens and security interests granted to holders of Debt refinancing any Debt secured by such security interests, liens or other encumbrances to the extent permitted by Section 5.13(c), (c) purchase money liens or security interests granted to secure Debt not exceeding $500,000 in the aggregate per fiscal year of the Companies, including, without limitation, Debt incurred to finance Capital Expenditures, and (d) liens and security interests securing Debt permitted under Section 5.13(c), and neither Company shall execute any financing statement in favor of any Person other than Fidelity, the Persons described on Schedule 4.2 attached hereto and any Person to whom a purchase money lien or security interest or other lien or security interest permitted above has been granted. Neither Company shall change its mailing address, chief executive office, principal place of business or place where such records are maintained, open any new place of business, close any existing place of business or change the location of any of the Collateral or transact business under any trade, fictitious or assumed name other than those set forth under such Company's signature hereon without providing at least 30 days' prior written notice thereof to Fidelity.

     5.14 Neither Company shall accept any returns or grant any allowance or credit (other than those returns, allowances and credits accepted or granted in the ordinary course of such Company's business) to any Account Debtor without notice to and the prior written approval of Fidelity. The Companies shall provide to Fidelity for each Account Debtor on Eligible Accounts a weekly report, in form and substance satisfactory to Fidelity, itemizing all such returns and allowances made during the previous week with respect to such Eligible Accounts.

     5.15 Neither Company shall incur, directly, or indirectly, any Debt for borrowed money or otherwise under any promissory note, bond, indenture or similar instrument, or in connection with the obligations of any Person (whether by guaranty, suretyship, purchase or repurchase agreement or agreement to make investments or otherwise), other than (a) Debt incurred in favor of Fidelity, (b) Debt secured by purchase money liens or security interests permitted by Section 5.13, (c) Debt incurred to refinance any other Debt then existing and permitted hereunder to the extent that such Debt does not exceed the amount of Debt refinanced and such Debt is secured only by the properties and assets that secured the Debt refinanced, (d) Debt incurred in the normal and ordinary course of the Company's business, or (e) third-party "mezzanine" Debt incurred by either Company on or before December 31, 1999 in an aggregate principal amount not to exceed $13,500,000 which Debt is subordinated to the Obligations, in form and substance satisfactory to Fidelity.

     5.16 Neither Company shall use any of the funds paid to such Company hereunder directly or indirectly for personal, family, household or agricultural purposes.

     5.17 Except in connection with any transaction permitted under Section 5.15, neither Company shall directly or indirectly become liable in connection with the Debt of any Person, whether by guarantee, surety, endorsement (other than endorsement of negotiable instruments for collection in the ordinary course of business), agreement to purchase or repurchase, agreement to make investments, agreement to provide funds or maintain working capital, or any agreement to assure a creditor against loss, other than in favor of Fidelity.

     5.18 Neither Company shall discontinue, or make any material change in, its business as currently established, or enter any new or different line of business not directly related to such Company's existing line of business.

     5.19 Neither Company shall declare, pay or issue any dividends or other distributions in respect of its capital stock or distribute, reserve, secure, or otherwise make or commit distributions on account of its capital stock, or make any payment on account of the purchase, redemption or other acquisition or retirement of any shares of its capital stock.

     5.20 Neither Company shall make any loans or advances in excess of $25,000 outstanding in the aggregate at any one time to or for the benefit of any officer, director, shareholder or Affiliate of such Company; provided, however, that either Company may make advances for routine expense allowances to its officers and directors in the ordinary course of business. Neither Company shall make any payment on any obligation owing to any officer, director, shareholder or Affiliate of such Company.

     5.21 Without the prior written consent of Fidelity, neither Company shall purchase or otherwise acquire assets at a price of more than $50,000 in the aggregate during any calendar year from any Person outside the ordinary course of business of such Company.

     5.22 Without the prior written consent of Fidelity, neither Company shall invest in or otherwise purchase or acquire the securities of any Person at a price of more than $50,000 in the aggregate during any calendar year.

     5.23 Without the prior written consent of Fidelity, neither Company shall dispose of any of its assets other than the sale of Inventory in the ordinary course of business, and neither Company shall dissolve or liquidate or become a party to any merger or consolidation with any Person.

     5.24 The Companies (a) shall keep and maintain their furniture, fixtures machinery and equipment in good operating condition and repair (normal wear and tear excepted), (b) shall make all necessary repairs thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved, and (c) shall not remove any furniture, fixtures machinery or equipment that is now or hereafter located at WRI's Baytown Facility or Atlanta Facility (including, without limitation, the furniture, fixtures machinery and equipment listed or described on Schedule 6A attached hereto) from such facility, except (x) in the ordinary cause of business and then only upon 30 days' advance written notice to Fidelity or (y) with the prior written consent of Fidelity. The Companies shall notify Fidelity immediately in writing of any material loss or damage to any item of its furniture, fixtures, machinery and equipment.

     5.25 If either Company now owns or hereafter acquires any vehicles, aircraft, watercraft or other machinery and equipment for which a certificate of title has been issued or applied for, such Company immediately shall deliver to Fidelity, properly endorsed, each certificate of title or application for title or other evidence of ownership for each such item of machinery and equipment. Each Company shall take all actions necessary to have Fidelity's security interest properly recorded on each such certificate of title and shall take all other actions necessary to perfect Fidelity's security interest in all such assets now or hereafter acquired by such Company.

     5.26 The Trademark Security Agreements hereby are ratified and confirmed, and WRI agrees that any reference therein to the "Loan Agreement" shall be and mean a reference to this Agreement.

     SECTION 6. COLLATERAL. In order to secure the payment and performance of all Obligations, each Company hereby grants to Fidelity a security interest in and lien upon all of such Company's right, title and interest in and to (a) all Accounts, contract rights and general intangibles, receivables and claims, whether now or hereafter arising, all guaranties and security therefor and all of such Company's right title and interest in the goods purchased and represented thereby, if any, including all of such Company's rights in and to returned goods and rights of stoppage in transit, replevin and reclamation as unpaid vendor; (b) all Inventory, and all accessions thereto and products thereof and documents therefor; (c) all furniture, fixtures, equipment and machinery located at WRI's Baytown Facility or Atlanta Facility (including, without limitation, all furniture, fixtures, equipment and machinery listed or described on Schedule 6A attached hereto), whether now or hereafter existing, and whether now or hereafter removed from WRI's Baytown Facility or Atlanta Facility, and all parts thereof, accessions thereto, and replacements therefor and all documents and general intangibles covering or relating thereto; (d) all trademarks, rights and interests protectable as trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and any other designs or sources of business identifies, indicia of origin or similar devices, all registrations with respect thereto, including, without limitation, those listed or described on Schedule 6B attached hereto, all applications with respect to the foregoing, and all extensions and renewals with respect to any of the foregoing, together with all of the goodwill associated therewith, in each case whether now or hereafter existing, and all rights and interest associated with the foregoing including any licenses, license rights and royalties and all rights by opposition or cancellation proceedings or otherwise to sue for past, present and future infringements of such rights; (e) all books and records pertaining to the foregoing, including but not limited to computer programs, data, certificates, records, circulation lists, subscriber lists, advertiser lists, supplier lists, customer lists, customer and supplier contracts, sales orders, and purchasing records; and (f) all proceeds of the foregoing (collectively, the "Collateral"). Each Company agrees to comply with all appropriate laws in order and to take all actions necessary or desirable in Fidelity's judgment to perfect Fidelity's security interest in and to the Collateral, to execute any financing statement or additional documents as Fidelity may request and to deliver to Fidelity a list of all locations of its Inventory, equipment and machinery and landlord and or mortgagee lien waivers with respect to each site where Inventory, equipment or machinery is located and which is either leased by such Company or has been mortgaged by such Company, upon request by Fidelity.

     SECTION 7. COLLECTION. Each invoice representing an Account shall state on its face that amounts payable thereunder are payable only at the Remittance Address. Fidelity shall have the right at any time, either before or after the occurrence of an Event of Default and without notice to any Company, to notify any or all Account Debtors on the Collateral of the assignment of the Collateral to Fidelity and to direct such Account Debtors to make payment of all amounts due or to become due to any Company directly to Fidelity, and to the extent permitted by law, to enforce collection of any Collateral and to adjust, settle or compromise the amount or payment thereof. So long as no Event of Default or event that, with the passage of time, the giving of notice or both, would become an Event of Default has occurred and is continuing, all collections of Collateral of any Company received by Fidelity shall be applied by Fidelity to the payment of the outstanding Advances of such Company, whether or not then due, then to any interest due on any Advances or Term Advance to such Company and any other fees or charges due hereunder and allocable or attributable directly to such Company, then to such Company's Proportionate Share of all other Obligations then due and any remaining funds shall be delivered to such Company. Upon the occurrence of an Event of Default or an event that, with the passage of time, the giving of notice or both, would become an Event of Default, any such remaining funds may be applied to any of the Obligations of the Companies, whether or not then due, or held by Fidelity as cash collateral ("Cash Collateral") until all Obligations have been paid in full and Fidelity has no further obligation to advance funds to the Companies. All amounts and proceeds (including instruments and writings) received by any Company in respect of the Collateral shall be received in trust for the benefit of Fidelity hereunder, shall be segregated from other funds of such Company and shall be immediately paid over to Fidelity in the same form as received (with any necessary endorsement) to be applied in the same manner as payments received directly by Fidelity.

     SECTION 8. POWER OF ATTORNEY. Each Company grants to Fidelity an irrevocable power of attorney coupled with an interest authorizing and permitting Fidelity, at its option, with or without notice to such Company, to do any or all of the following: (a) endorse the name of such Company on any checks or other evidences of payment whatsoever that may come into the possession of Fidelity regarding Collateral, including checks received by Fidelity pursuant to Section 7 hereof; (b) receive, open and forward any mail addressed to such Company and received at the Remittance Address; (c) pay, settle, compromise, prosecute or defend any action, claim, conditional waiver and release, or proceeding relating to Collateral; (d) upon the occurrence of an Event of Default, notify, in the name of such Company, the U.S. Post Office to change the address for delivery of mail addressed to such Company to such address as Fidelity may designate (provided that Fidelity shall turn over to such Company all such mail not relating to Collateral); and (e) execute and file on behalf of such Company any financing statement, amendment thereto or continuation thereof (i) deemed necessary or appropriate by Fidelity to protect Fidelity's interest in and to the Collateral or (ii) required or permitted under any provision of this Agreement. The authority granted to Fidelity herein is irrevocable until this Agreement is terminated and all amounts due to Fidelity hereunder have been paid in full. Each Company acknowledges that Fidelity may verify or confirm the Eligible Accounts from time to time, by among other means, contacting the related Account Debtors, and each Company consents to such verification and confirmation.

     SECTION 9. DEFAULT. An event of default ("Event of Default") shall be deemed to have occurred hereunder, Fidelity shall have no further obligation to make any further Advances or Term Advance and may immediately exercise its rights and remedies with respect to the Collateral under this Agreement, the UCC and applicable law, upon the happening of one or more of the following:

     (a) Either Company shall fail to pay on demand or otherwise as and when required or due any amount required to be paid or owed by such Company to Fidelity, whether hereunder or otherwise.

     (b) Either Company shall breach any covenant or agreement made herein or in any other Transaction Document (other than those covered by clause (a) above) and the same shall not be cured to Fidelity's satisfaction within 15 days after the earlier of (i) the date on which such Company first has knowledge that such covenant or agreement has been breached or (ii) the date on which Fidelity notifies such Company that such covenant or agreement has been breached.

     (c) Any warranty or representation made herein or in any other Transaction Document shall be untrue in any material respect when made or any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by either Company, or by any other Person on behalf of either Company, to Fidelity is not true and correct in all material respects when furnished.

     (d) There shall be commenced by or against the Company any voluntary or involuntary case under the federal Bankruptcy Code, or either Company shall make an assignment for the benefit of its creditors, or of a receiver or custodian shall be appointed for either Company for a substantial portion of its assets.

     (e) Either Company shall become insolvent in that its debts are greater than the fair value of its assets, or either Company is generally not paying its debts as they become due.

     (f) Any involuntary lien, garnishment, attachment or the like in excess of $25,000 shall be issued against or shall attach to the Collateral and the same is not within 10 days (i) released or (ii) bonded or insured to the satisfaction of Fidelity.

     (g) An event or circumstance shall have occurred which Fidelity believes has or may result in a material adverse change in either Company's financial condition, business or operations or the value of the Collateral.

     (h) Either Company shall have a federal or state tax lien filed against any of its properties, or shall fail to pay any federal or state tax when due, or shall fail to file any federal or state tax form or report as and when due (subject to any valid extension).

     (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $25,000 exists with respect to any ERISA Plan, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $25,000.

     (j) Either Company suffers the entry against it of a final judgment for the payment of money in excess of $25,000, and either (i) such judgment is not paid in full within 30 days after the entry of such judgment or (ii) such judgement is not bonded or insured to the satisfaction of Fidelity.

     (k) Fidelity shall believe that the prospect for payment or performance of the Obligations has become impaired.

     (l) Any guarantor of the Obligations shall repudiate his, her or its obligations in respect of such guaranty.

     (m) Tom Earnshaw or Crandall Connors shall cease to be a member of the Board of Directors of WRI, or more than one-half of the Board of Directors of WRI shall be replaced, retire or resign during any 12-month period.

     (n) An "Event of Default" shall have occurred under any of the Transaction Documents.

     (o) (i) An "event of default" shall have occurred under any agreement, document or instrument evidencing Debt exceeding $50,000 of either Company and such "event of default" is not waived by the holder of such Debt or otherwise cured by such Company within the "cure period", if any, provided for in such agreement, document or instrument for such "event of default", or
(ii) any Debt exceeding $50,000 of either Company is accelerated or called for payment prior to the due date thereof.

Upon the occurrence of an Event of Default described in subsection (d) of this section, all of the Obligations owing by the Companies to Fidelity under any of the Transaction Documents shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Companies. During the continuation of any other Event of Default, Fidelity, at any time and from time to time, may declare any or all of the Obligations owing by the Companies to Fidelity under any of the Transaction Documents immediately due and payable, all without notice, demand, presentment, notice of demand or of dishonor and nonpayment, or any notice or declaration of any kind, all of which are hereby expressly waived by the Companies. After any such acceleration (whether automatic or due to declaration by Fidelity), any obligation of Fidelity to make any further Advances, Term Advance or loans of any kind under this Agreement or any other agreement with the Companies shall terminate.

     The enumeration of Events of Default shall not impair the nature of the Obligations as demand obligations, at all times payable upon demand pursuant hereto. All Advances and the Term Advance hereunder are subject to approval by Fidelity in its sole discretion, and may be declined in whole or in part, without prior notice to the Companies, whether or not an Event of Default may then be in existence.

     SECTION 10.    REMEDIES AND APPLICATION OF PROCEEDS.

     10.1 In addition to, and without limitation of, the foregoing provisions of this Agreement, if an Event of Default shall have occurred and be continuing, Fidelity may from time to time in its discretion, without limitation and without notice except as expressly herein: (a) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, under the other Transaction Documents or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral); (b) require any Company to, and each Company hereby agrees that it will at its expense, assemble all or part of the Collateral as directed by Fidelity and make it available to Fidelity at a place to be designated by Fidelity that is reasonably convenient to both parties; (c) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure; (d) dispose of, at its office, on the premises or any Company or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings; (e) buy the Collateral, or any part thereof, at any public sale, or at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type that is the subject to widely distributed standard price quotations; (f) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and each Company hereby consents to any such appointment; and (g) at its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that Fidelity is entitled to do so under the UCC or otherwise. Each Company agrees that, to the extent notice of sale shall be required by law, at least five business days' notice to such Company of the time and place of any public sale of the Collateral or the time after which any private sale of the Collateral is to be made shall constitute reasonable notification. Fidelity shall not be obligated to make any sale of Collateral regardless of whether any notice of sale has been given. Fidelity may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     10.2 If any Event of Default shall have occurred and be continuing, Fidelity may in its discretion apply any Cash Collateral, and any cash proceeds received by Fidelity in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Fidelity may elect: (a) the repayment of all or any portion of the Obligations; (b) the repayment of reasonable costs and expenses, including reasonable attorneys' fees and legal expenses, incurred by Fidelity in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Fidelity hereunder, or (iv) the failure of any Company to perform or observe any of the provisions hereof; (c) the payment or other satisfaction of any liens and other encumbrances upon any of the Collateral; (d) the reimbursement of Fidelity for the amount of any obligations of any Company paid or discharged by Fidelity, and of any expenses of Fidelity payable by any Company hereunder or under the other Transaction Documents; (e) by holding the same as Collateral; (f) the payment of any other amounts required by applicable law (including, without limitation, Part 5 of Article 9 of the UCC or any successor or similar applicable statutory provision); and (g) by delivery to such Company or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

     Section 11.    MISCELLANEOUS.

     11.1 In the event that either Company commits any act or omission that prevents or unreasonably interferes with (a) Fidelity's exercise of the rights and privileges arising under the power of attorney granted in Section 8 of this Agreement or (b) Fidelity's perfection of or levy upon the security interest granted in the Collateral, including any seizure of any Collateral, such Company acknowledges that such conduct will cause immediate, severe, incalculable and irreparable harm and injury, and agrees that such conduct shall constitute sufficient grounds to entitle Fidelity to an injunction, writ of possession, or other applicable relief in equity, and to make such application for such relief in any court of competent jurisdiction, without any prior notice to such Company.

     11.2 All rights, remedies and powers granted to Fidelity in this Agreement, or in any other instrument or agreement given by either Company to Fidelity or otherwise available to Fidelity in equity or at law, are cumulative and may be exercised singularly or concurrently with such other rights as Fidelity may have. These rights may be exercised from time to time as to all or any part of the Collateral as Fidelity in its discretion may determine. No waiver by Fidelity of its rights and remedies shall be effective unless the waiver is in writing and signed by Fidelity. A waiver by Fidelity of a right or remedy under this Agreement or any other Transaction Document on one occasion shall not be deemed to be a waiver of such right or remedy on any subsequent occasion. An Advance or Term Advance by Fidelity during the continuation of an Event of Default shall not obligate Fidelity to make any further Advances or Term Advances during the continuation of such Event of Default.

     11.3 Any notice or communication with respect to this Agreement or any other Transaction Document shall be given in writing, sent by (i) personal delivery, (ii) expedited delivery service with proof of delivery, (iii) United States mail, postage prepaid, registered or certified mail, or (iv) prepaid telegram, telex or telecopy, addressed to each party hereto at its address set forth below its signature hereon or to such other address or to the attention of such other Person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt. The Companies hereby agree that Fidelity may publicize the transaction contemplated by this Agreement in newspapers, trade and similar publications including, without limitation, the publication of a "tombstone".

     11.4   (a)     The term of this Agreement shall be for a period
beginning on the date hereof and ending on May 5, 2002 (the original term and any extension thereof are herein called the "Term") and from year to year thereafter unless either party hereto gives notice to the other party hereto not more than 90 days or less than 60 days prior to the end of the Term; provided, however, that Fidelity may terminate this Agreement at any time effective immediately upon the occurrence of an Event of Default. The Companies acknowledge that, except as provided in Section 11.4(b), they shall have no right to terminate this Agreement prior to the end of the Term, that termination of this Agreement at any time prior to the end of the Term would result in the loss by Fidelity of benefits under this Agreement and that the damages incurred by Fidelity as a result of such termination would be difficult and impractical to ascertain. Therefore, except as provided in
Section 11.4(b), in the event this Agreement is terminated for any reason on or prior to November 5, 1999, the Companies shall pay to Fidelity an early termination fee in the amount of 5.00% of the Facility Limit; if this Agreement is terminated for any reason after November 5, 1999, but on or prior to November 5, 2000, the Companies shall pay to Fidelity an early termination fee in the amount of 2.00% of the Facility Limit; and if this Agreement is terminated for any reason during the remainder of the Term, the Companies shall pay to Fidelity an early termination fee in the amount of 1.00% of the Facility Limit; in each case, to the maximum extent permitted by applicable law. Any termination of this Agreement shall not affect Fidelity's security interest in the Collateral, and this Agreement shall continue to be effective, until all transactions entered into and obligations incurred hereunder have been completed and satisfied in full. Neither Company shall be entitled to terminate this Agreement as to itself only.

            (b) If the Companies pay the Obligations in full after the third year of the Term with the proceeds of a credit facility provided to the Companies by a bank, the Companies may terminate this Agreement in connection therewith without the payment of any early termination fee. The Companies acceptance of any such credit facility by the Company shall, however, be subject to the terms of Section 11.5. In addition, if the Companies pay the Obligations in full after the second year of the Term solely with the proceeds of the issuance and sale of shares of the capital stock of WRI or funds generated from the operations of the Companies and not constituting proceeds of indebtedness for money borrowed, the Companies may terminate this Agreement in connection therewith without the payment of any early termination fee.

     11.5 Each Company hereby agrees that in the event such Company receives an offer either during or at the end of the Term from a third party to provide financing or factoring to such Company, which offer the Company intends to accept, it shall require the offeror to reduce such offer to a written commitment (the "new commitment"). In addition, such Company will
(a) notify Fidelity in writing of the identity of the offeror and the complete terms of the new commitment and (b) if, within 30 days after Fidelity's receipt of such notice and a signed copy of the new commitment, Fidelity elects, in its sole discretion, to offer to terminate this Agreement in accordance with Section 11.4 and match the new commitment, accept Fidelity's offer.

     11.6 Each and every provision, condition, covenant and representation contained in this Agreement is, and shall be construed, to be a separate and independent covenant and agreement. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby.

     11.7 The Companies agree to indemnify, hold harmless and defend all Indemnified Persons from and against any and all Indemnified Claims other than those arising out of the gross negligence or willful misconduct of the applicable Indemnified Person. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED CLAIMS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY INDEMNIFIED PERSON. Upon notification and demand, the Companies agree to provide defense of any Indemnified Claim and to pay all costs and expenses of counsel selected by any Indemnified Person in respect thereof. Any Indemnified Person against whom any Indemnified Claim may be asserted reserves the right to settle or compromise any such Indemnified Claim as such Indemnified Person may determine in its sole discretion, and the obligations of such Indemnified Person, if any, pursuant to any such settlement or compromise shall be deemed included within the

Indemnified Claims. Except as specifically provided in this section, the Companies waive all notices from any Indemnified Person. The provisions of this Section 11.7 shall survive the termination of this Agreement.

     11.8 All grants, covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Companies may not delegate or assign any of their duties or obligations under this Agreement without the prior written consent of Fidelity. FIDELITY RESERVES THE RIGHT TO ASSIGN ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT IN WHOLE OR IN PART TO ANY PERSON OR ENTITY. Without limiting the generality of the foregoing, Fidelity may from time to time grant participations in all or any part of the Obligations to any Person on such terms and conditions as may be determined by Fidelity in its sole and absolute discretion, provided that the grant of such participation shall not relieve Fidelity of its obligations hereunder nor create any additional obligation of the Companies.

     11.9 Any action permitted or provided to be taken or omitted by Fidelity hereunder may be taken or omitted, as the case may be, by Fidelity in its sole and absolute discretion, and any consent or waiver required of Fidelity or determination to be made by Fidelity hereunder may be given, withheld or made, as the case may be, by Fidelity in its sole and absolute discretion.

     11.10 ALL OBLIGATIONS HEREUNDER ARE THE JOINT AND SEVERAL OBLIGATION OF ALL COMPANIES. ALL OBLIGATIONS AND INDEBTEDNESS NOW OR HEREAFTER OWING TO FIDELITY BY THE COMPANIES JOINTLY AND SEVERALLY OR BY ANY COMPANY INDIVIDUALLY SHALL BE SECURED BY ALL OF THE COLLATERAL, AND FIDELITY MAY HOLD AND APPLY AND REAPPLY ALL MONIES, PROPERTY AND OTHER COLLATERAL OF ANY COMPANY IN PAYMENT OF ANY INDEBTEDNESS, LIABILITIES OR OBLIGATIONS OF ANY OF THE COMPANIES UNDER THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. NO COMPANY SHALL HAVE, AND EACH COMPANY EXPRESSLY WAIVES, ANY, RIGHTS OF SUBROGATION, REIMBURSEMENT, INDEMNITY, EXONERATION, CONTRIBUTION OR ANY SIMILAR CLAIM OR AGAINST ANY OTHER COMPANY OR ANY OTHER PERSON DIRECTLY OR CONTINGENTLY LIABLE FOR THE OBLIGATIONS OR AGAINST OR WITH RESPECT TO ANY OTHER COMPANY'S PROPERTY (INCLUDING, WITHOUT LIMITATION, ALL OF SUCH COMPANY'S PROPERTY WHICH SERVES AS COLLATERAL FOR ITS OBLIGATIONS TO FIDELITY). IN ADDITION, EACH COMPANY WAIVES ANY RIGHT TO ENFORCE ANY REMEDY WHICH FIDELITY NOW HAS OR MAY HEREAFTER HAVE AGAINST ANY OTHER COMPANY. NOTWITHSTANDING THE FOREGOING OR ANY OTHER PROVISION OF THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT NO COMPANY SHALL BE LIABLE HEREUNDER FOR ANY PORTION OF THE OBLIGATIONS IN EXCESS OF SUCH COMPANY'S "MAXIMUM LIABILITY AMOUNT." AS USED HEREIN, THE TERM "MAXIMUM LIABILITY AMOUNT" SHALL MEAN, WITH RESPECT TO ANY COMPANY, THE LESSER OF (a) THE AMOUNT OF THE OBLIGATIONS OR (b) THE SUM OF (i) THE OUTSTANDING PRINCIPAL BALANCE OF THE ADVANCES TO SUCH COMPANY HEREUNDER, ACCRUED AND UNPAID INTEREST THEREON, ANY OTHER FEES AND CHARGES HEREUNDER ALLOCABLE OR ATTRIBUTABLE DIRECTLY TO SUCH COMPANY AND SUCH COMPANY'S PROPORTIONATE SHARE OF ANY OTHER FEES AND CHARGES HEREUNDER AND (ii) THE MAXIMUM ADDITIONAL AMOUNT THAT WOULD NOT RESULT IN SUCH COMPANY'S LIABILITY HEREUNDER CONSTITUTING A FRAUDULENT TRANSFER OR CONVEYANCE UNDER APPLICABLE STATE OR FEDERAL LAW AS DETERMINED BY A COURT OF COMPETENT JURISDICTION.

     11.11 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT ALL MATTERS OR ISSUES PERTAINING TO USURY OR THE MAXIMUM ALLOWABLE CHARGE UNDER LAW FOR THE USE, DETENTION OR FORBEARANCE OF MONEY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA. EACH COMPANY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN

DALLAS COUNTY, TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT, ANY BORROWING HEREUNDER OR ANY OTHER RELATIONSHIP BETWEEN FIDELITY AND EACH COMPANY BY ANY MEANS ALLOWED UNDER STATE OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY BORROWING HEREUNDER OR ANY OTHER RELATIONSHIP BETWEEN FIDELITY AND EACH COMPANY SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN ANY ONE OF THE STATE OR FEDERAL COURTS LOCATED IN DALLAS COUNTY, TEXAS HAVING JURISDICTION. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER.

     11.12 EACH OF EACH COMPANY AND FIDELITY HEREBY (A) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH; (B) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH.

     11.13 This Agreement restates and amends the Loan and Security Agreement, dated November 6, 1998, between WRI and Fidelity (as the same may have heretofore been amended or modified, the "Original Agreement"), in its entirety effective as of the date hereof, and all of the terms and provisions hereof shall supersede the terms and provisions thereof; provided that all indebtedness and obligations of WRI to Fidelity under the Original Agreement are renewed and extended hereby and all liens, security interests, assignments, superior titles, rights, remedies, powers, equities and priorities (the "Liens") created by the Original Agreement are renewed and extended hereby and shall continue in full force and effect to secure the Obligations. By this Agreement, the Liens are hereby ratified and confirmed as valid, subsisting and continuing to secure the Obligations.

     11.14 THIS AGREEMENT AND THE DOCUMENTS DESCRIBED HEREIN AND DELIVERED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION OR AMENDMENT OF OR SUPPLEMENT TO THIS AGREEMENT OR TO ANY SUCH DOCUMENTS SHALL BE VALID OR EFFECTIVE UNLESS THE SAME IS IN WRITING AND SIGNED BY THE PARTY AGAINST WHOM IT IS SOUGHT TO BE ENFORCED.

     The undersigned have entered into this Agreement as of the date first written above.

FIDELITY FUNDING, INC.,                 WASTE RECOVERY, INC.,
a Texas corporation                     a Texas corporation

By:  /s/ MICHAEL D. HADDAD              By:  /s/ THOMAS L. EARNSHAW
   ----------------------------              ----------------------------
   Name: Michael D. Haddad                 Name: Thomas L. Earnshaw
   Title: President                        Title: President

MAILING ADDRESS:                       MAILING ADDRESS:
12770 Merit Drive, Suite 600           309 S. Pearl Expressway
Dallas, Texas 75251                    Dallas, Texas 75201

STREET ADDRESS:                        STREET ADDRESS:
12770 Merit Drive, Suit 600            309 S. Pearl Expressway
Dallas, Texas 75251                    Dallas, Texas 75201

                                       TRADE, FICTITIOUS AND ASSUMED NAMES USED:

                                       None.

                                       WASTE RECOVERY - ILLINOIS PARTNERSHIP,
                                       an Illinois general partnership

                                       BY:  WASTE RECOVERY, INC.,
                                            Manager


                                       By:  /s/ THOMAS L. EARNSHAW
                                            ----------------------------
                                             Thomas L. Earnshaw,
                                             Authorized Representative


                                       MAILING ADDRESS:  309 S. Pearl Expressway
                                                         Dallas, Texas 75201

                                       STREET ADDRESS:   309 S. Pearl Expressway
                                                         Dallas, Texas 75201

                                       TRADE, FICTITIOUS AND ASSUMED NAMES USED:

                                       None.

                             CONSENT AND AGREEMENT

     Each of the undersigned hereby consents to the provisions of this Amendment and the transactions contemplated therein and hereby ratifies and confirms the general continuing guaranty dated as of November 6, 1998, made by it for the benefit of Fidelity relating to WRI, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect and that the "Obligations" covered by such guaranty shall cover all Obligations of both Companies to Fidelity.

                                       DOMINO SALVAGE, TIRE LENDING, INC.

                                       By:  /s/ THOMAS L. EARNSHAW
                                          ----------------------------
                                            Thomas L. Earnshaw,
                                            Authorized Representative

                                       WASTE RECOVERY - ILLINOIS, L.L.C.

                                       By:  /s/ THOMAS L. EARNSHAW
                                          ----------------------------
                                         Thomas L. Earnshaw,
                                         Authorized Representative

                                    EXHIBIT A
                       FORM OF BORROWING BASE CERTIFICATE

                                                 Date:_________________________

                                                 Report #:_____________________

-------------------------------------------------------------------------------
                         COLLATERAL                     ACCOUNTS RECEIVABLE
-------------------------------------------------------------------------------
1.  Gross Collateral as of last report # _____________
     Dated:__________________ (line 6 from prior report)
--------------------------------------------------------------------------------
2.  ADD sales additions per attached
--------------------------------------------------------------------------------
3. ADD debit memos, other adjustments per attached
--------------------------------------------------------------------------------
4. LESS cash collections (received by Fidelity since prior report)
--------------------------------------------------------------------------------
5. LESS discounts, CMs, other adjustments per attached
--------------------------------------------------------------------------------
6.  GROSS COLLATERAL PER THIS REPORT
--------------------------------------------------------------------------------
7.  Ineligible A/R
--------------------------------------------------------------------------------
a. Past due (over 90 days from invoice).
                                                 -------------------------------
b. Credit (over 30 days from invoice)
                                                 -------------------------------
c.  Cross Aging 25%
                                                 -------------------------------
d.  COD Sales
                                                 -------------------------------
e.  Foreign
                                                 -------------------------------
f.  Interco., Contra Accounts
                                                 -------------------------------
g.  Unreconciled  A/R Overage
                                                 -------------------------------
h.  Other
--------------------------------------------------------------------------------
8.  TOTAL INELIGIBLE PER
      THIS REPORT (sum of 7a Through h)
--------------------------------------------------------------------------------
9. NET ELIGIBLE COLLATERAL (line 6 minus 8)
--------------------------------------------------------------------------------
10. Advance Rate                                                             80%
--------------------------------------------------------------------------------
11. A/R Availability (line 9 times 10)
--------------------------------------------------------------------------------
12. Borrowing Base: $___________ = lesser of Collateral Availability or Facility Limit less Advances to other Company
--------------------------------------------------------------------------------
13. LESS Special Reserve
--------------------------------------------------------------------------------
14. NET AVAILABILITY BEFORE LOAN BALANCE
      (line 12 minus 13)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    LOAN
--------------------------------------------------------------------------------
15. Loan balance per last report (line 21 from prior report)
--------------------------------------------------------------------------------
16. LESS payments from collections (same as line 4)
--------------------------------------------------------------------------------
17. BALANCE per Fidelity report prior to new activity
--------------------------------------------------------------------------------
18. LESS additional payments (other than collections)
--------------------------------------------------------------------------------
19.   ADD loan adjustments: specify ______________ (Interest, Fees, NSF, etc.)
--------------------------------------------------------------------------------
20. ADD Advance requested per this report
--------------------------------------------------------------------------------
21. NEW LOAN BALANCE (not to exceed line 14)
--------------------------------------------------------------------------------
22. EXCESS AVAILABILITY (line 14 minus 21)
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        The undersigned hereby certifies to Fidelity Funding, Inc.
("Fidelity") that:

       1. He is the duly elected, qualified, and acting _____________ of ____________________ (the "Company"), is familiar with the facts herein certified and is duly authorized to certify such facts and make and deliver this Borrowing Base Certificate for and on behalf of the Company pursuant to that certain First Amended and Restated Loan and Security Agreement (as from time to time supplemented or amended, the "Agreement") dated as of February 1, 1999, between Waste Recovery, Inc., Waste Recovery - Illinois Partnership and Fidelity.

       2. All representations and warranties made by the Company in the Agreement or any other instrument, document, certificate or other agreement executed in connection therewith (collectively, the "Transaction Documents") delivered on or before the date hereof are true on and as of the date hereof as if such representations and warranties had been made as of the date hereof.

       3. No Event of Default or any event that, with the giving of notice, the passage of time or both, would constitute an Event of Default has occurred and is existing.

       4. The Company has performed and complied with all agreements and conditions required in the Transaction Documents to be performed or complied with by it on or prior to the funding of the Advance requested hereby.

       5. After Fidelity makes the Advance requested hereby, the aggregate amount of all outstanding Advances to the Company will not exceed the Company's Borrowing Base and all outstanding Advances to both Waste Recovery, Inc. and Waste Recovery - Illinois Partnership will not exceed the Facility Limit.

       6. All information contained in this Borrowing Base Certificate is true, correct and complete.

       Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

       IN WITNESS WHEREOF, this instrument is executed by the undersigned as of ________, 199__.

                                       COMPANY NAME: __________________

                                       By:      _______________________
                                          Name: _______________________
                                          Title: ______________________